                                                                EXHIBIT 23(b)



CONSENT OF INDEPENDENT AUDITORS




The Board of Directors
Kemper Investors Life Insurance Company



We consent to the use of our report included herein on the consolidated financial statements and financial statement schedules of Kemper Investors Life Insurance Company and to the reference to our firm under the heading "Experts" in the prospectus.




KPMG LLP



Chicago, Illinois
April 16, 1999